EXHIBIT 6
                      CONSENT OF PRICEWATERHOUSECOOPERS LLP



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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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              We hereby consent to the use in this Post-Effective Amendment No.
         20 to the registration statement on Form S-6 ("Registration Statement") of our reports each dated March 14, 2001 and our report dated February 15, 2001, relating to the financial statements of Phoenix Home Life Variable Universal Life Account and the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, respectively, which appear in such Registration Statement.


         /s/PricewaterhouseCoopers LLP
         PricewaterhouseCoopers LLP
         Hartford, Connecticut
         October 26, 2001